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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statement of Keebler Foods Company on Form S-8 of our report dated February 2, 1999, on our audits of the consolidated financial statements and financial statement schedule of Keebler Foods Company as of January 2, 1999 and January 3, 1998 and for the years ended January 2, 1999, January 3, 1998 and December 26, 1996, which report is incorporated by reference in this Registration Statement.



/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
June 28, 1999